Exhibit 99.1

Velocity Express Announces Second Quarter Fiscal 2009 Results

WESTPORT, Conn. January 27, 2009 — Velocity Express Corporation (NASDAQ: VEXP), the nation’s largest provider of time definite regional delivery solutions, announced operating results for its quarter ended December 27, 2008.

Highlights:

•	Third consecutive quarter of positive Adjusted EBITDA, despite economic downturn
•	Gross margin improved 420 basis points from last year
•	Successfully completed largest new customer start-up in company history. This new customer is now recommending Velocity to other retailers.

Vincent A. Wasik, Velocity’s Chairman and Chief Executive Officer, stated, “We are pleased to have achieved our third consecutive quarter of positive Adjusted EBITDA despite the dramatic economic slowdown. Gross margin continued to improve from year to year and we continued to manage all other operating expenses in line with revenue.”

Financial Summary for the quarter:	Quarters Ended
($ 000’s)	12/27/08	9/27/08	12/29/07
Revenue	$65,749	$72,573	$86,101

Gross Profit before depreciation	18,468	19,711	20,608
Gross Margin % before depreciation	28.1%	27.2%	23.9%
Operating Expenses included in Adjusted EBITDA *	16,543	18,263	22,419

Adjusted EBITDA *	$1,925	$1,448	$(1,811)

Depreciation, Amortization, Non-Cash Compensation and Non-recurring Expenses for Integration, Restructuring, Litigation, Global Alliance Strategic Transaction and Debt Restructuring	1,958	1,764	2,087

Loss from Operations	$(33)	$(316)	$(3,898)

* see Exhibit B

Revenue for the quarter ended December 27, 2008 was $65.7 million compared to $72.6 million in the September quarter of 2008 and $86.1 million in the December quarter of 2007. The Company reported gross profit before depreciation for the quarter of $18.5 million, or 28.1% of sales, compared to $19.7 million, or 27.2%, in the September quarter of 2008 and $20.6 million, or 23.9%, for the same quarter last year. Operating expenses included in Adjusted EBITDA were $16.5 million, or 25.2% of sales, compared to $18.3 million (25.2%) in the September quarter and $22.4 million (26.0%) in the same quarter last year. Adjusted EBITDA was $1.9 million compared to $1.4 million in the September 2008 quarter and a ($1.8 million) loss for the December quarter last year. The operating loss for the December quarter was $33 thousand, compared to a loss of $316 thousand in the September quarter and $3.9 million in the December 2007 quarter.

The Company’s calculation of Adjusted EBITDA for both the December and September quarters includes adjustments for expenses we are incurring for: (1) creation of the global alliance of domestic time-definite package delivery companies in other countries around the world, (2) certain non-recurring expenses associated with the May 2008 debt re-structuring and (3) our wrongful termination litigation against a former customer. There were no such expenses in the December quarter of 2007 although that quarter did include $1.0 million of CD&L merger integration and restructuring charges.

Conference Call

Velocity will host a conference call to discuss the company’s second quarter results on Wednesday, February 11, 2009 at 9:00 a.m. ET after we file our Quarterly Report on Form 10-Q with the Securities and Exchange Commission. We will publish conference call information at a later date.

About Velocity Express

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system.

Forward Looking Statements

Certain statements in this press release, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance that are not historical facts, as well as management’s expectations, beliefs, plans, objectives, assumptions and projections about future events or future performance, are forward looking statements within the meaning of these laws. Forward-looking statements include statements that are preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” or similar expressions and include statements about our ability to improve gross margins, and if so, our ability to continue as a going concern, our ability to obtain a waiver of covenant defaults and consent to our new credit facility from our bondholders and, thereafter, to replace our current revolving credit facility and our ability to provide high quality cost effective outsourcing solutions. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. These assumptions could prove inaccurate.

Forward-looking statements are also affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such factors include, but are not limited to, the following: we may not be able to obtain a replacement senior secured loan facility with a new lender on satisfactory terms that is consented to by our bondholders; we may be unable to fund our future capital needs and we may need funds sooner than anticipated; we may be unable to maintain driver pay at acceptable levels or improve gross margins and if so, we may be unable to continue as a going concern; we may be unable to continue to provide high quality, cost effective outsourced solutions for our customers; we may be adversely affected by the recessionary economy and our large customers could reduce or discontinue using our services; we could be exposed to litigation stemming from the accidents or other activities of our drivers; we could be required to pay withholding taxes and extend employee benefits to our independent contractors; we could fail to comply with the covenants in our existing or new credit agreements, including those related to EBITDA and available cash or fail to obtain waivers with respect to existing non-compliance; we have a substantial amount of debt and preferred stock outstanding, and our ability to operate and financial flexibility are limited by the agreements governing our debt and preferred stock; we may be required to redeem our debt at a time when we do not have the funds to do so; and the other risks identified in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K as amended for the year ended June 28, 2008. as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:

Velocity Express Corporation

Edward W. (Ted) Stone, CFO

203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett/Jennifer Belodeau

203-972-9200

jnesbett@institutionalms.com

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands)

	December 27, 2008	June 28, 2008
ASSETS
Current assets:
Cash	$3,511	$4,240
Accounts receivable, net of allowance of $1,116 and $1,724 at December 27, 2008 and June 28, 2008, respectively	18,326	25,126
Accounts receivable - other	828	815
Prepaid insurance	1,886	1,635
Other prepaid expenses and other current assets	859	720

Total current assets	25,410	32,536

Property and equipment, net	6,221	6,981
Goodwill	35,138	35,138
Intangible assets, net	20,267	21,333
Deferred financing costs, net	1,958	2,164
Other assets	3,785	3,797

Total assets	$92,779	$101,949

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Trade accounts payable	$24,758	$26,533
Accrued wages and benefits	3,765	4,078
Accrued legal and claims	2,209	4,102
Accrued insurance and claims	2,545	3,075
Accrued interest	8,325	5,708
Related party liabilities	84	52
Other accrued liabilities	1,346	1,705
Revolving line of credit	5,858	7,942
Current portion of long-term debt	1,060	1,152

Total current liabilities	49,950	54,347

Long-term debt, less current portion	61,756	46,498
Accrued insurance and claims	408	538
Other long-term liabilities	3,269	4,992

Total liabilities	115,383	106,375

Commitments and contingencies

Total shareholders’ deficit	(22,604)	(4,426)

Total liabilities and shareholders’ deficit	$92,779	$101,949

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 27, 2008, SEPTEMBER 27, 2008 & DECEMBER 29, 2007

AND SIX MONTH PERIODS ENDED DECEMBER 27, 2008 AND DECEMBER 29, 2007

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 27, 2008	September 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Revenue	$65,749	$72,573	$86,101	$138,322	$179,408
Cost of services	47,281	52,862	65,493	100,143	135,660
Depreciation	460	495	300	955	601

Gross profit	18,008	19,216	20,308	37,224	43,147

Operating expenses:
Occupancy	3,804	4,393	4,431	8,197	9,061
Selling, general and administrative	12,739	13,870	18,053	26,609	36,562

	16,543	18,263	22,484	34,806	45,623
Non-recurring expenses for litigation, global alliance strategic transaction / debt restructuring	683	443	—	—	—
Integration and restructuring charges	51	—	230	51	1,005
Depreciation, amortization, asset impairment	764	826	1,492	1,590	2,968

Total operating expenses	18,041	19,532	24,206	37,573	49,596

Loss from operations	(33)	(316)	(3,898)	(349)	(6,449)

Other income (expense):
Interest expense, net	(9,048)	(9,016)	(4,941)	(18,064)	(9,813)
Other	—	(7)	—	(7)	1

Loss before income taxes	(9,081)	(9,339)	(8,839)	(18,420)	(16,261)

Income taxes	(8)	—	71	(8)	171

Net loss	$(9,073)	$(9,339)	$(8,910)	$(18,412)	$(16,432)

Net loss applicable to common shareholders	$(11,315)	$(11,278)	$(10,737)	$(22,593)	$(21,881)

Basic and diluted net loss per share	$(3.36)	$(3.45)	$(3.82)	$(6.80)	$(8.03)

Weighted average common stock shares outstanding used in the basic and diluted net loss per share calculation	3,371	3,272	2,807	3,322	2,725

EXHIBIT B: USE OF NON-GAAP FINANCIAL MEASURES

This press release includes disclosures regarding “Adjusted EBITDA”, which is a non-GAAP financial measure. Adjusted EBITDA, is comprised of historical EBITDA, as adjusted for certain non-cash and/or non-recurring expenses. EBITDA is defined as net earnings (loss) before interest expenses, income taxes, depreciation and amortization on an historical basis. We believe net income (loss) is the most directly comparable financial measure to EBITDA under GAAP.

We present Adjusted EBITDA for several reasons. Management believes Adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash, including the payment of interest on our debt. In addition, we have presented Adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA is also more closely correlated than other GAAP financial measures to the definition of Consolidated Cash Flow in our Indenture and the definition of EBITDA in our Revolving Credit Agreement as amended. These measures are components of the restrictive covenants and financial ratios contained in the agreement(s) governing our debt that require us to maintain compliance with these covenants and limit certain activities, such as our ability to incur additional debt and to pay dividends. As a result, management believes the presentation of Adjusted EBITDA provides important additional information to investors.

While we use Adjusted EBITDA in managing and analyzing our business and financial condition and believe it is useful to our management and investors for the reasons described above, it has certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Accordingly, it should not be construed as an alternative to net cash from operating or investing activities, cash flows from operations or net income (loss) as defined by GAAP and is not, on its own, necessarily indicative of cash available to fund our cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations of Adjusted EBITDA, and our calculation of Adjusted EBITDA may not be comparable to Adjusted EBITDA or other similarly titled measures of other companies.

A reconciliation of the differences between Adjusted EBITDA and the most directly comparable financial measure presented in accordance with GAAP is included in the table that follows.

Reconciliation of Non-GAAP Financial Measures

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

FOR THE THREE MONTHS ENDED DECEMBER 27, 2008, SEPTEMBER 27, 2008 & DECEMBER 29, 2007

AND SIX MONTH PERIODS ENDED DECEMBER 27, 2008 AND DECEMBER 29, 2007

(Amounts in thousands)

	Three Months Ended			Six Months Ended
	December 27, 2008	September 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Net loss	$(9,073)	$(9,339)	$(8,910)	$(18,412)	$(16,432)
Interest expense, net	9,048	9,016	4,941	18,064	9,813
Income taxes	(8)	—	71	(8)	171
Depreciation	691	773	1,021	1,463	2,117
Amortization of intangible assets	533	533	771	1,067	1,452
Stock based compensation	—	—	65	—	151
Other non-operating (income)/exp.	—	—	—	—	(1)
Asset impairments	—	15	—	15	—
Loss on debt extinguishment	—	7	—	7	—
Integration and restructuring costs	51	—	230	51	1,005
Non-recurring expenses for Litigation, Global Alliance Strategic Transaction / Debt Restructuring	683	443	—	1,126	—

Adjusted EBITDA	$1,925	$1,448	$(1,811)	$3,373	$(1,724)